Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of Alset Inc. (the “Company”) for the twelve month period ended December 31, 2024, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned officers hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that to the best of his or her knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	March 31, 2025	/s/ Chan Heng Fai
Chan Heng Fai
Chief Executive Officer, Director
(Principal Executive Officer)

Date:	March 31, 2025	/s/ Chan Tung Moe
Chan Tung Moe
Co-Chief Executive Officer
(Principal Executive Officer)

Date:	March 31, 2025	/s/ Rongguo Wei
Rongguo Wei
Co-Chief Financial Officer
(Principal Financial Officer)

Date:	March 31, 2025	/s/ Lui Wai Leung Alan
Lui Wai Leung Alan
Co-Chief Financial Officer
(Principal Financial Officer)